Exhibit 99.1

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Second Quarter 2010 Results

•	Record quarterly revenue of $266 million, up 13%

•	Adjusted EBITDA of $82.0 million, or 30.8% of revenue; Adjusted EBITDA margin improvement of 240 basis points

•	EPS of $0.60 and adjusted EPS of $0.78

ENGLEWOOD, Colo. (June 16, 2010) – IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported results for the second quarter ended May 31, 2010. Revenue for the second quarter of 2010 totaled $266 million, a 13 percent increase over second quarter 2009 revenue of $235 million. The increase was driven primarily by higher organic growth rates and the inclusion of the CERAWeek executive conference. Net income attributable to IHS for the second quarter of 2010 was $38.5 million, or $0.60 per diluted share, compared to second quarter 2009 net income of $32.0 million, or $0.50 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $82.0 million for the second quarter of 2010, up 23 percent from $66.8 million in the second quarter of 2009. Adjusted earnings per diluted share were $0.78 for the second quarter of 2010, an increase of 22 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“As expected, we drove higher revenue growth rates during the second quarter,” said Jerre Stead, IHS chairman and chief executive officer. “Our company continues on an upward trajectory. We remain focused on executing our strategy and business plan to deliver an even better second half of 2010.”

Second Quarter 2010 Details

Revenue for the second quarter of 2010 totaled $266 million, a 13 percent increase over second-quarter 2009 revenue of $235 million. Revenue growth was comprised of four percent organic, four percent acquisitive, two percent from foreign currency movements, and three percent from the inclusion of CERAWeek. The subscription-based portion of the business, which represented 77 percent of total revenue, grew 5.5 percent organically. The company continued to grow its business overall in all three regions. The Americas (North and South America) segment increased its revenue during the second quarter by $19.4 million, or 13 percent, to $168 million. The EMEA (Europe, Middle East and Africa) segment grew its second quarter revenue by $8.8 million, or 13 percent, to $76.4 million. The APAC (Asia Pacific) segment’s revenue was up $3.0 million, or 16 percent, to $22.0 million.

Adjusted EBITDA for the second quarter of 2010 was $82.0 million, up $15.2 million, or 23 percent, over the prior-year period. Operating income increased $7.0 million, or 17 percent, to $49.3 million. Americas’ operating income increased $6.4 million, or 13 percent, to $54.4 million. EMEA’s operating income was up $5.2 million, or 41 percent, to $18.0 million. APAC’s operating income grew $0.6 million, or 10 percent, to $7.1 million.

Year-to-Date 2010

Revenue for the six months ended May 31, 2010, increased $36.5 million, or eight percent, to $507 million. Organic revenue growth was two percent overall and five percent for the subscription-based portion of the business. Acquisitions added three percent, and foreign currency movements increased revenue by two percent during the first half of 2010. The Americas segment grew its revenue during the six months ended May 31, 2010, by $23.0 million, or eight percent, to $320 million. The EMEA segment increased its year-to-date 2010 revenue by $9.3 million, or seven percent, to $146 million. The APAC segment increased its revenue by $4.1 million, or 11 percent, to $41.4 million, during the first half of 2010.

Adjusted EBITDA for year-to-date 2010 increased $22.5 million, or 17 percent, to $153 million. Operating income increased $6.0 million, or eight percent, year-over-year to $86.1 million. Americas’ operating income was $101 million, up $9.4 million, or 10 percent, over the prior-year period. EMEA grew its year-to-date 2010 operating income to $31.4 million, up $4.6 million, or 17 percent, over same period in 2009. APAC’s operating income was $12.8 million, an increase of $1.3 million, or 11 percent, over last year.

Net income attributable to IHS for the six months ended May 31, 2010 increased $6.2 million, or 11 percent, to $65.3 million, or $1.01 per diluted share.

Cash Flows

IHS generated $179 million of cash flow from operations during the six months ended May 31, 2010, representing a 54% increase over last year’s $116 million.

Balance Sheet

IHS ended second quarter 2010 with $203 million of cash and cash equivalents, and $124 million of debt.

“It was encouraging to see higher revenue growth rates in the quarter,” stated Michael J. Sullivan, IHS executive vice president and chief financial officer. “Margin expansion continues, and the fact we generated over $100 million of free cash flow in the quarter speaks to the cash generative nature of the business model.”

Share Repurchase Program

During the second quarter of 2010, IHS withheld 83,635 shares valued at approximately $4.3 million to fund employee statutory withholding tax requirements stemming from employee equity awards. As shares vest and tax withholdings come due, IHS withholds enough shares in treasury to cover the tax liability and make a payment to the tax authority out of corporate cash. Year-to-date 2010 funding was $22.5 million on 421,021 shares.

Third Quarter 2010 Restructuring

A companywide review identified opportunities to operate more efficiently by streamlining operations and merging functions. This led to the elimination of approximately three percent of the company’s worldwide workforce subsequent to the end of the second quarter. As a result, IHS expects to record an $8-10 million restructuring charge in the third quarter of 2010. IHS expects to realize an $8-10 million improvement annually to pre-tax income and adjusted EBITDA beginning in its fourth fiscal quarter of 2010 as well as additional investments in profitable growth opportunities.

Outlook (forward-looking statement)

The following outlook incorporates the savings related to the restructuring and assumes constant currencies and no further acquisitions or unanticipated events.

For the year ending November 30, 2010, IHS is tightening its revenue guidance reflecting foreign currency movements, increasing its adjusted EBITDA guidance and expects:

•	All-in revenue in a range of $1.045 billion to $1.06 billion (includes 5-6 percent organic growth and 3-4 percent growth from acquisitions); and

•	All-in adjusted EBITDA in a range of $316 million to $324 million.

For the year ending November 30, 2010, IHS also expects:

•	Depreciation and amortization expense to be in the range of $58-59 million;

•	Net interest expense to be approximately $1.5 million;

•	Stock-based compensation expense to be in the range of $66-67 million; and

•	Net pension expense to be in the range of $3-4 million.

At the midpoint of its adjusted EBITDA guidance for 2010, IHS estimates $2.90 of adjusted earnings per share, based on a weighted average diluted share count of approximately 65 million. The aforementioned adjusted earnings per share figure assumes a tax rate of 28-29 percent. The company’s GAAP tax rate is expected to be 24-25 percent.

See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter and year-to-date 2010 results on June 16, 2010, at 2:30 p.m. MDT (4:30 p.m. EDT). The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA includes our share of adjusted EBITDA from an unconsolidated joint venture in 2008 and excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading source of information and insight in pivotal areas that shape today’s business landscape: energy, economics, geopolitical risk, sustainability and supply chain management. Businesses and governments around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 4,500 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2010 IHS Inc. All rights reserved.

###

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	May 31, 2010	November 30, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$202,822	$124,201
Accounts receivable, net	178,390	203,500
Income tax receivable	4,359	—
Deferred subscription costs	43,971	40,279
Deferred income taxes	23,956	30,970
Other	19,775	14,284

Total current assets	473,273	413,234
Non-current assets:
Property and equipment, net	81,737	74,798
Intangible assets, net	302,978	309,795
Goodwill, net	914,777	875,742
Other	3,900	2,019

Total non-current assets	1,303,392	1,262,354

Total assets	$1,776,665	$1,675,588

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$123,804	$92,577
Accounts payable	26,061	26,470
Accrued compensation	26,031	44,196
Accrued royalties	20,184	25,666
Other accrued expenses	39,750	39,385
Income tax payable	—	1,720
Deferred subscription revenue	371,688	319,163

Total current liabilities	607,518	549,177
Long-term debt	153	141
Accrued pension liability	20,957	19,194
Accrued post-retirement benefits	8,533	9,914
Deferred income taxes	71,809	68,334
Other liabilities	16,811	15,150
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 66,016,704 and 64,801,035 shares issued and 64,078,595 and 63,283,947 shares outstanding at May 31, 2010 and November 30, 2009, respectively	661	648
Additional paid-in capital	510,392	472,791
Treasury stock, at cost; 1,938,109 and 1,517,088 shares at May 31, 2010 and November 30, 2009, respectively	(97,573)	(75,112)
Retained earnings	784,483	719,182
Accumulated other comprehensive loss	(147,079)	(103,831)

Total stockholders’ equity	1,050,884	1,013,678

Total liabilities and stockholders’ equity	$1,776,665	$1,675,588

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Revenue:
Products	$225,440	$205,170	$438,122	$405,028
Services	41,040	30,106	69,093	65,659

Total revenue	266,480	235,276	507,215	470,687
Operating expenses:
Cost of revenue:
Products	91,530	81,553	180,653	164,439
Services	21,408	16,307	37,491	36,138

Total cost of revenue (includes stock-based compensation expense of $1,325; $781; $2,757 and $1,460 for the three and six months ended May 31, 2010 and 2009, respectively)	112,938	97,860	218,144	200,577
Selling, general and administrative (includes stock-based compensation expense of $16,315; $14,190; $34,185 and $29,981 for the three and six months ended May 31, 2010 and 2009, respectively)	89,059	82,598	173,711	169,054
Depreciation and amortization	14,269	11,636	28,099	23,260
Restructuring credits	(82)	(61)	(82)	(416)
Net periodic pension and post-retirement expense (benefit)	1,194	(689)	2,388	(1,378)
Other expense (income), net	(229)	1,605	(1,114)	(469)

Total operating expenses	217,149	192,949	421,146	390,628

Operating income	49,331	42,327	86,069	80,059
Interest income	94	209	198	563
Interest expense	(295)	(512)	(660)	(1,261)

Non-operating loss, net	(201)	(303)	(462)	(698)

Income from continuing operations before income taxes minoriuty	49,130	42,024	85,607	79,361
Provision for income taxes	(10,652)	(8,893)	(20,180)	(17,928)

Net income from continuing operations	38,478	33,131	65,427	61,433
Loss from discontinued operations, net	—	(73)	(126)	(231)

Net income	38,478	33,058	65,301	61,202
Less: net income attributable to noncontrolling interests	—	(1,104)	—	(2,144)

Net income attributable to IHS Inc.	$38,478	$31,954	$65,301	$59,058

Income from continuing operations attributable to IHS Inc. per share:
Basic	$0.60	$0.51	$1.03	$0.94

Diluted	$0.60	$0.50	$1.01	$0.93

Loss from discontinued operations:
Basic	$—	$—	$—	$—

Diluted	$—	$—	$—	$—

Net income attributable to IHS Inc. per share:
Basic	$0.60	$0.51	$1.02	$0.94

Diluted	$0.60	$0.50	$1.01	$0.93

Weighted average shares:
Basic	63,981	63,014	63,759	62,916

Diluted	64,569	63,829	64,498	63,748

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended May 31,
	2010	2009
	(Unaudited)
Operating activities
Net income.	$65,301	$61,202
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	28,099	23,260
Stock-based compensation expense	36,942	31,441
Excess tax benefit from stock-based compensation	(4,674)	(6,231)
Non-cash net periodic pension and post-retirement benefits (income) expense	1,704	(2,002)
Undistributed earnings of unconsolidated affiliates, net	—	(324)
Deferred income taxes	8,893	5,849
Change in assets and liabilities:
Accounts receivable, net	21,161	29,841
Other current assets	(8,812)	(6,327)
Accounts payable	1,992	(14,883)
Accrued expenses	(20,260)	(31,093)
Income tax payable	(6,394)	(2,500)
Deferred subscription revenue	55,951	27,758
Other liabilities	(747)	288

Net cash provided by operating activities	179,156	116,279
Investing activities
Capital expenditures on property and equipment	(16,339)	(9,128)
Acquisitions of businesses, net of cash acquired	(83,567)	—
Change in other assets	(943)	506
Settlements of forward contracts	(1,310)	933
Cash resulting from consolidation of Fairplay	—	3,466

Net cash used in investing activities	(102,159)	(4,223)
Financing activities
Proceeds from borrowings	75,000	82,000
Repayment of borrowings	(43,278)	(63,266)
Excess tax benefit from stock-based compensation	4,674	6,231
Proceeds from the exercise of employee stock options	223	2,019
Repurchases of common stock	(22,461)	(7,494)

Net cash provided by financing activities	14,158	19,490

Foreign exchange impact on cash balance	(12,534)	9,763

Net increase in cash and cash equivalents	78,621	141,309
Cash and cash equivalents at the beginning of the period	124,201	31,040

Cash and cash equivalents at the end of the period	$202,822	$172,349

IHS INC.

SUPPLEMENTAL REVENUE DISCLOSURE

(In thousands)

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Revenue by transaction type:
Subscription	$205,722	$184,168	$401,208	$362,772
Consulting	15,085	15,150	26,970	28,611
Transaction	12,235	14,739	23,625	28,709
Other	33,438	21,219	55,412	50,595

Total revenue	$266,480	$235,276	$507,215	$470,687

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Revenue by information domain:
Energy	$123,114	$110,310	$233,049	$226,410
Product Lifecycle	83,175	73,291	157,909	143,606
Security	26,953	24,831	52,352	48,155
Environment	13,391	7,353	24,598	14,449
Macroeconomic Forecasting and Intersection	19,847	19,491	39,307	38,067

Total revenue	$266,480	$235,276	$507,215	$470,687

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(Unaudited)
Net income attributable to IHS Inc.	$38,478	$31,954	$65,301	$59,058
Interest income	(94)	(209)	(198)	(563)
Interest expense	295	512	660	1,261
Provision for income taxes	10,652	8,893	20,180	17,928
Depreciation and amortization	14,269	11,636	28,099	23,260

EBITDA	63,600	52,786	114,042	100,944
Stock-based compensation expense	17,640	14,971	36,942	31,441
Restructuring credits	(82)	(61)	(82)	(416)
Non-cash net periodic pension and post-retirement expense (benefit)	853	(1,001)	1,704	(2,002)
Loss from discontinued operations, net	—	73	126	231

Adjusted EBITDA	$82,011	$66,768	$152,732	$130,198

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended May 31,
	2010	2009
	(Unaudited)
Americas	$168,054	$148,631
EMEA	76,433	67,660
APAC	21,993	18,985
Shared Services	—	—

Revenue	$266,480	$235,276

Americas	$54,430	$48,047
EMEA	18,044	12,814
APAC	7,143	6,518
Shared Services	(30,286)	(25,052)

Operating income	$49,331	$42,327

	Three Months Ended May 31, 2010
	Americas	EMEA	APAC	Shared Services	Total
	(Unaudited)
Operating income	$54,430	$18,044	$7,143	$(30,286)	$49,331
Adjustments:
Stock-based compensation expense	—	—	—	17,640	17,640
Depreciation and amortization	9,955	3,758	25	531	14,269
Restructuring credit	(82)	—	—	—	(82)
Non-cash net periodic pension and post-retirement expense	—	—	—	853	853

Adjusted EBITDA	$64,303	$21,802	$7,168	$(11,262)	$82,011

	Three Months Ended May 31, 2009
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)
Operating income	$48,047	$12,814	$6,518	$(25,052)	$42,327
Adjustments:
Stock-based compensation expense	—	—	—	14,971	14,971
Depreciation and amortization	7,727	3,346	25	538	11,636
Restructuring credit	(57)	(4)	—	—	(61)
Non-cash net periodic pension and post-retirement benefit	—	—	—	(1,001)	(1,001)
Net income attributable to noncontrolling interest	—	(1,104)	—	—	(1,104)

Adjusted EBITDA	$55,717	$15,052	$6,543	$(10,544)	$66,768

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Six Months Ended May 31,
	2010	2009
	(Unaudited)
Americas	$320,022	$296,986
EMEA	145,798	136,450
APAC	41,395	37,251
Shared Services	—	—

Revenue	$507,215	$470,687

Americas	$101,098	$91,684
EMEA	31,394	26,811
APAC	12,775	11,510
Shared Services	(59,198)	(49,946)

Operating income	$86,069	$80,059

	Six Months Ended May 31, 2010
	Americas	EMEA	APAC	Shared Services	Total
	(Unaudited)
Operating income	$101,098	$31,394	$12,775	$(59,198)	$86,069
Adjustments:
Stock-based compensation expense	—	—	—	36,942	36,942
Depreciation and amortization	19,171	7,818	50	1,060	28,099
Restructuring credit	(82)	—	—	—	(82)
Non-cash net periodic pension and post-retirement expense	—	—	—	1,704	1,704

Adjusted EBITDA	$120,187	$39,212	$12,825	$(19,492)	$152,732

	Six Months Ended May 31, 2009
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)
Operating income	$91,684	$26,811	$11,510	$(49,946)	$80,059
Adjustments:
Stock-based compensation expense	—	—	—	31,441	31,441
Depreciation and amortization	15,406	6,495	51	1,308	23,260
Restructuring credit	(57)	(111)	—	(248)	(416)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(2,002)	(2,002)
Net income attributable to noncontrolling interest	—	(2,144)	—	—	(2,144)

Adjusted EBITDA	$107,033	$31,051	$11,561	$(19,447)	$130,198

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(Unaudited)
Net cash provided by operating activities	$123,744	$77,664	$179,156	$116,279
Capital expenditures on property and equipment	(9,167)	(3,607)	(16,339)	(9,128)

Free cash flow	$114,577	$74,057	$162,817	$107,151

	Three Months Ended May 31,
	2010		2009
	Pre-tax	After tax	Pre-tax	After tax
	(Unaudited)
Stock-based compensation expense	$17,640	$11,113	$14,971	$9,432
Restructuring credit	$(82)	$(51)	$(61)	$(36)
Non-cash net periodic pension and post-retirement expense (benefit)	$853	$529	$(1,001)	$(621)
Loss from discontinued operations, net	$—	$—	$68	$73

	Six Months Ended May 31,
	2010		2009
	Pre-tax	After tax	Pre-tax	After tax
	(Unaudited)
Stock-based compensation expense	$36,942	$23,273	$31,441	$19,808
Restructuring credits	$(82)	$(51)	$(416)	$(272)
Non-cash net periodic pension and post-retirement expense (benefit)	$1,704	$1,056	$(2,002)	$(1,241)
Loss from discontinued operations, net	$159	$126	$254	$231

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(Unaudited)
Earnings per diluted share	$0.60	$0.50	$1.01	$0.93
Stock-based compensation expense	0.17	0.15	0.36	0.31
Restructuring credits	(0.00)	(0.00)	(0.00)	(0.00)
Non-cash net periodic pension and post-retirement expense (benefit)	0.01	(0.01)	0.02	(0.02)
Loss from discontinued operations, net	—	(0.00)	(0.00)	(0.00)

Adjusted earnings per diluted share	$0.78	$0.64	$1.39	$1.22

Note: amounts may not sum due to rounding.